Exhibit 99.1

   PROFESSIONAL DIVERSITY NETWORK  NASDAQ:IPDN  March 15, 2017www.prodivnet.com

   SAFE HARBOR  Notice Regarding Forward Looking StatementsThis presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Professional Diversity Network’s (“PDN” or the “Company”) expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. In light of such risks, uncertainties and assumptions, the anticipated events and circumstances discussed in this presentation may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Factors that could contribute to such differences include, but are not limited to, potential insufficiency of the proceeds from the recent share issuances to implement our productivity improvement initiatives, our potential failure to realize synergies and other benefits from the transaction with Cosmic Forward Limited and the risk factors disclosed in our Annual Report on Form 10-K filed on March 30, 2016, as amended, and any subsequent filings made by us with the SEC. We assume no obligation to update the information included in this presentation, whether as a result of new information, future events or otherwise.

 COSMIC FORWARD LIMITED (CFL) OVERVIEW

   COSMIC FORWARD LIMITED OVERVIEW  CFL Is An Entity Owned By 4 Chinese Investors….  Zheng Yong Xiong  Wang Maoji (Michael)  Song Jing Bo  Kou NanNan

   TRANSACTION DETAILS

   TRANSACTION DETAILS     In two transactions, CFL purchased, in aggregate, approximately 55% of PDN’s common stock on a fully-diluted basis. The first transaction closed on November 7, 2016, and the second transaction closed on January 18, 2017. The purchase price of $9.60/share represents nearly 126% premium over the closing price at the time of signing the first transaction and a 3.1% premium on the closing price at the time of signing the second transaction. There was $17.1MM of gross proceeds from the first transaction and $14.1MM net proceeds after the self-tender from the first transaction. There was an additional $3.0 MM in gross proceeds from the second transaction. Private Placement Under Section 4(a)(2) Of The 1933 Act And Rule 506(b).

   POST-TRANSACTION EXPECTATIONS  Provide Capital To Execute Strategic Growth PlanExpansion Opportunities In ChinaPotential Opportunity To Expand Product Offerings in USImproved Capital Structure For PDN

 2017 InitiativesProfessional Networking Expansion to China (IAW) Education and Training in China and USAInternational Education For Chinese High School StudentsEnhance Current Business Operations in US

  Market Opportunity Core Offerings and Benefits Long Term Growth Strategy  Professional Women Networking Expansion to China—IAW—

   About Us  IAW is an international social association that PDN established in 2017 to provide comprehensive services for women in education and training. IAW will include many experts, such as elite women with influence in various industries. IAW will promote its members' career development through customized, exclusive services that will allow its members to build a top social circle interaction platform that fits their personal needs.IAW is building a large network of members without borders. We utilize an international network to build a non-traditional open platform to better serve our members. IAW integrates various resources to provide comprehensive services to its members that allows for cross border connections, mixes traditional networking with online networking and allows its members to build their own social circles with all of the scale and flexibility that the world-wide web allows.IAW’s bilingual, social platform helps its members create an international social circles through tailored off -line activities that provide high-quality service determined by individual needs. Top-level members can enjoy private, customized service, 24 hours per day and individualized assistance worldwide. IAW benefits will include: helicopter pick-up service, financial management, health advisors, exclusive image design, law consultation, translation and interpretation, exclusive child care and other comprehensive high-end services. Members will enjoy the opportunity for international elite education training to improve self-value, family members’ value and friends’ through the IAW open platform. IAW aims to provide members the opportunity to connect with international professionals at any time and any place to solve members’ problems. Join IAW to enjoy all these benefits and more

                           Core Value Proposition  .  11  IAW is an international brand based on combining Chinese and Western resources and culture, including our existing 850,000 members in the US and our large Chinese membership pool to create unprecedented global resources.  中西方合并资源Combined Resources of China and Western Culture   1    IAW is a worldwide platform that serves all levels of members, from high-level officers, to executives to high-net worth women who manage the household.  适合各个人群 It is suitable for all kinds of group  4    获得人脉以及获得提升Improvement in human network and self-value  2    IAW’s new platform combines traditional networking methods with online networking methods to allow its members access to both online and offline networking opportunities. IAW members will enjoy full-time access to elite training and world-wide services.   线上和线下双重渠道 Online and offline channel  3  国际性International  开放性Open  社交+培训Social and Training  Online and Offline  IAW is a bilingual social platform that provides an exclusive social network for members while also offering education and training services tailored to needs.

Market Perspective

- **One out of every five women on the planet is a Chinese woman**
  - The population of mainland China in 2016 reached 1,382,710,000, with 48.79% of the population being female. Chinese women rank number one in terms of employment rate and in technology. Chinese women represent 73% of the workforce, which is more than most other developed countries. To a large extent, this is due to China's commitment to gender equality.

- **Women control the purse strings**
  - Female entrepreneurs account for 55% of the Chinese market
  - Women manage 38% of the businesses activities that generate 50% of the total government revenue and 50% of total revenue in macro-business structures
  - Women manage 75% of household consumption in China

"WOMEN REALLY DO HOLD UP HALF THE SKY"

Professional Diversity Network

 Why Join Us    Link with international trajectory  To explore human network  Self improvement  .  Children can enjoy priority international education   Networking through Experiential Travel  .  Enjoy international high-end private customized service                                      IAW

   Target Group                                4            1              3              2      Those officers, entrepreneurs and innovative talents who want to explore their network resources through IAW and discover businesses opportunities  Executives and Entrepreneurs  White collar workers who want to improve their professional skills training  High-Level Professional Women  Women who manage Chinese households and direct the vast majority of spending in China  High Net-Worth Housewives  Mothers who wish to invest in their children’s education  Mothers

Membership Levels

RMB 20,000

- Online medical consulting in the U.S.
- Customized Professional Career Planning
- Children can experience English Online Training for free for one time
- One time physical examination for free
- Watch the training classes randomly

RMB 50,000

- Online medical consulting in the U.S.
- Customized Professional Career Planning
- Children can experience English Online Training for free for five sessions
- One time physical examination for free
- Watch the training classes on demand
- Enjoy Discount Service in Designated Global Hotels, Restaurants and Beauty Institutions of the association

RMB 100,000

- Online medical consulting in the U.S.
- Maternity Center
- Children can experience English Online Training for free for the whole year
- One time physical examination for free
- Private Customized Gift Service and Luxurious Goods Service
- Enjoy Discount Service in Designated Global Hotels, Restaurants and Beauty Institutions of the association
- Global Online 24 Hours Private Assistant

RMB 200,000

- Online medical consulting in U.S.
- Once per year Luxurious Travel for free
- Children can experience English Online Training for free for the whole year
- Global Online 24 hours Private Assistance
- Mulch-national Steward Service (including visa service, translation and law consulting service)
- Private Customized Gift Service and Luxurious Goods Service
- Enjoy Discount Service in Designated Global Hotels, Restaurants and Beauty Institutions of the association

Level with RMB 500,000

- All benefits of level with RMB200,000
- We select one lucky day each month and send you a bunch of flowers
- Asset allocation specialist consultants
- Free private tailored tours once a year
- Attend all our events or free
- Deliver speeches at our events for three times to promote your business
- Be the "cover person" in our internal magazine

Professional Diversity Network

 Core Offering and Benefits  Create a community online AND in-person where professional women NETWORK with others, DEVELOP personally and professionally, PROMOTE themselves and their businesses and ADVANCE their careers.              16  Members Engage Online Through A Virtual eChapter, And Local Chapters Nationwide  NETWORK  DEVELOP   Professional And Business Profiles; Placements On Website, Mobile APP And Various Online And Off Line Publications; Business Expos  PROMOTE  ADVANCE  Networking Events, Career Fairs, Education And Training Seminars, Webinars, Exclusive Publications, Travel Study, Certification Courses  Delivering Valuable Personal And Professional Education, Training And Development Services In China And The USA

 Platform Online Service      Free training courses  IAW provides an online social platform service for members in which they can communicate online and discuss relationship issues and topics about the work place.  Live Video Sharing  The online live streaming on IAW’s website provides a live streaming platform for members. Members can share the short videos taken by themselves online and they can also share live streams about tourism, cuisine and beauty, style, etc.  Online Medical Care  Members can invite well-known American doctors to solve medical problems for members through IAW strong international network resources.  Inside VIP Experience  To provide members with IAW fashion, beauty, health and relationship comprehensive women’s magazine that was built by itself. Through a recommendation and self recommendation process, women can choose one person as a cover figure for the magazine, which provides members a chance to show themselves.                                                  Online          IAW provides various Chinese and Western interest training courses within members’ needs, including painting, embroidery, management, jewelry appreciation, etc.

 IAW Offline Services                                        To organize officers and entrepreneurs to study in different scales, improving themselves and exploring their social network   Officers and Entrepreneurs Training  To provide exclusive, customized tourism routes for members. Members can try special tourism projects and experience VIP services.  High-Level Customized Travel  Members will have a one-to-one private assistant who can solve various cross-border questions for them at any time and any place.  24 Hours Global Private Assistant  To invite very influential international IAW special consultants to participate party with members and establish a high-level social circle for members.  High-Level Wine Party  To provide offline special lectures for members who are in need and to guide them in the right direction  Overseas investment and Financing Lecture  To provide overseas caring of members’ children to tackle various problems.  Overseas Caring of Members’ Children

 Planning Extension Cooperation                Converting your business from Good to Great.  Provide customized resources that members desire in airline, hotel, travel agency, pick-up service, etc...   Tourism Resource  Offline training activities with major brands to provide members with glamorous new experiences  International Brands  To establish cooperation with Guangdong News.Com, NETEASE, SINA and other mainstream media and to use a media platform to increase the visibility of the organization so as to promote it and its members.  To work together with media  Themed activities with Qipao Association, Manners association and other female associations  Social Groups Cooperation  To work with Miss Universe, Miss Tourism Worldwide and other similar competitions to increase brand publicity.  Competitions Teamwork  To cooperate with American high-end maternity centers, medical orgs and other services to add service categories.  Other cooperation

2017 Launch Event Cities

Shanghai



Shanghai is the undisputed largest and wealthiest city in China. With a name synonymous with world trade, Shanghai has the largest and busiest port in terms of containers and cargo tonnage, a grand business district, two large airports, the world's fastest train and a network of elevated highways.

Location: The Yangtze Delta, Central East China

Urban population: 22 million

GDP per capita: $14k

Beijing



Beijing is China's capital. It is a political, educational, and cultural center, with light industries (science, technology and research) dominating over mass manufacturing.
Beijing has the world's largest airport.

Location: The Yangtze Delta, Central East China

Urban population: 22 million

GDP per capita: $14k

Guangzhou



Guangzhou (Canton) is a mighty manufacturing base, drawing millions from the countryside to work in its factories. Vast quantities of clothing, electronics, plastic goods, and toys are shipped from Guangzhou all over the world.

Location: The Pearl River Delta, Southeast China

Urban population: 11 million

GDP per capita: $19k

Shenzhen



Shenzhen is located in between Guangzhou and Hong Kong. *Shenzhen has China's second tallest building.* It is a huge manufacturing center that sprung up overnight. Feeding off the success of its neighbors, it is ranked fourth in China for industrial output.

Location: The Pearl River Delta, Southeast China

Urban population: 10 million

GDP per capita: $22k



Professional Diversity Network

                                 Profit Model  Capital Operation  Members Fee    Online and offline upsales to members  Second Consumption    Recruiting, support and placement agency activities  Agency Fee     Fees from marketing activities by third-parties who desire access to members  Ads Profit

   Converting your business from Good to Great.  Elite business people in China desire access to the elite business people who are already a part of PDN and its divisions. We will integrate top scholars and business professionals and create channels to make them available to Chinese business people with an eye toward broadening our members’ horizons and giving them access to top level business talent. As with all networking, this will be designed to provide our members with additional business opportunities and will foster an international idea forum, commercial cooperation and cross-border exchange.   High-End Business Training and Service

   Project Advantages  Competitive Market and PerspectiveAs the second largest economy, China has many entrepreneurs. With globalization developing faster and faster, communication between Chinese enterprises and international enterprises is getting closer and closer, while more and more Chinese entrepreneurs have found out their shortcomings, which offers an opportunity for nurturing the training and communications of Chinese entrepreneurs.The domestic enterprise training grew at a ratio of not less than 25% per annum since 2006 according to the professional consulting structure analysis and it is estimated that the training scale of the national enterprise will reach above RMB 300 billion.This is a great time for the project to launch.The country is so far in a key moment of national transition and the upgrade of economic structure. Many enterprises are the pioneers during the economic structure transition. Currently, there are plenty national organizations that are dedicated to enterprise training but they cannot meet the demand of market. Furthermore, apart from a few organizations, there are many institutions that are insufficient in terms of systematic research, integrated and effective courses and field experience and an environment of international cooperation. The lack of these organizations is our advantage. Therefore, strong performance can be expected.

   Project Advantages  Plenty of entrepreneurs. There is a huge consumers base.Competent consumption ability of Chinese entrepreneursCurrently, an uneven market price that is appropriate to lead industry priceHigher profit rate and high quality cash flow of education training industry

   Our advantage      We invite the top scholars from two countries in terms of economy, management, investment and financing, so that our members can enjoy their offerings in real-time.  1      2  To build a deep cooperation between Chinese and American top institutions that can bring you the splendid palace of academics.      3  Chances to meet, face-to-face, top celebrities in various industries—a can’t miss opportunity!      4  We pay more attention to the practical and want to make actual improvement, rather than just management theory.  International Education Resources

     Our Advantage  International Communication Platform      Online and offline communication of Chinese and American entrepreneurs   International information and horizon  To examine the American enterprise interaction pattern  To share international information and recommendations

     Our Advantages    Reliable Resources  The combination of online and offline communications mode  Well-rounded customer tracking system   High-quality hardware package service   Rich Extension Service

                         Trial Class(open Class)  Topic Forum(Summit and meetings)  Theme Courses  Series Courses  Course duration  1 Day  2 to 4 Days  6 to 10 Days  24+ Days  Course Type  Primary In person/Offline  In person and Interactive online stream  In person and Interactive online stream  In person and Interactive online stream  Course Model  (Primary) Nature of Marketing  Marketing and Discussion courses are at a General Level  Specialized courses focus on theories of specific academic field discussion  Whole Set of courses in Specific academic field  Course Fee  1,000RMB/person  1,000RMB/person  1,000RMB/person  1,000RMB/person  The Price set is based on the consideration of both the pricing of academic and business courses in the current market and the advantages of our company  Independent Courses model

VIP Primary VIP Members

Expense

39800/person/ year

Members profits

Unlimited public class attendance all year

Access to the theme course once and the theme forum twice;

Exclusive access to customized events in the primary members area;

Attend the junior members club for free, provide the circle of entrepreneurs in high level and online real-time communication;

Value-added services

Real-time push notification of the latest global information of enterprises and expert analyses and comments;

Unscheduled opportunities involving communicating in national well-known enterprises on the spot;

Preferential access for primary members in participating women and overseas study services;

Professional Diversity Network

VIP Intermediate VIP Members

Expense

79800/person/year

Members profits

Enjoy all primary member rights

Enjoy the annual series courses once

Access to the exclusive customized events in the intermediate members area;

Attend the intermediate members club for free with online real-time communication;

A priority right to attend the meeting of a domestic master;

A priority right to participate in domestic tours and exploration;

Value-added services

Enjoy all primary member services;

Offer free consultation service relating to overseas study and immigration policy in the US

Enjoy preferential access for intermediate members in participating women and overseas study services;

Provide free services for recommending the multinational talents;

Professional Diversity Network

VIP Senior VIP Members

Expense

158800/person/ year

Members profits

Enjoy all intermediate member rights;

Enjoy services courses twice and other courses with no limit;

Attend the senior members club for free with online real-time communication, and access to exclusive customized events in the senior members area;

Organize offline communication and exploration events in the US once per year;

Unscheduled organization of the luxurious customized business tour nationwide, with face-to-face meetings with superstars;

Value-added services

Enjoy intermediate member services;

Enjoy the relevant services in overseas study and immigration with internal preferential treatment;

Enjoy senior members preferential treatment in involving events and services relating to women's association;

Provide free access to multinational investment and financing;

Offer free visa related services; Provide free services for recommending the multinational talents and help in the interviewing process, etc.

Professional Diversity Network

VIP Top-Level VIP Members

Expense

300000/person/ year

Members Profits

Enjoy senior member rights;

Enjoy all enterprise training courses with no limit;

Attend the top-level members club for free with online real-time communication, and access the exclusive customized events in the top-level members area;

Organize offline communication and exploration events at least twice per year in the in US;

Provide the opportunity for visiting members' enterprises or other well-known enterprises at various times each year;

Organize the private customized tour worldwide at irregular, spending time together with successful people at home and abroad;

Enjoy the opportunity in communicating with the US super star alone;

Value-added services

Enjoy all senior member services;

Provide free services for the whole process for overseas study and immigration;

Provide free access for the employees of top-level members' enterprises to train in the USA once (at their own expense)

Provide free access to multinational investment and financing and follow-ups during the process;

Provide free visa related services and domestic and foreign transfer services;

Provide free services for accommodation arrangement in the US;

Professional Diversity Network

How Can We Achieve Our Goal

VIP High Level VIP Members

Fee

RMB per person per year

Profit of Members

The members at this level can take part in national entrepreneurs forum or courses each year for free without time limits

To have the most updated info, both international and domestic, as well as top tier professionals' timely analysis

To read the members' platform information at any time and join in the online communication

The members have a one time chance to go to the US to have offline communication and investigation activity

The members can have various chances to take a tour in different enterprises

Value added service

To establish high level members club

To provide overseas study consultation and service for free

To provide cross border talent recommendation for free

To provide cross border financing for free

To assist in conducting visa and relevant services for free

Professional Diversity Network

How Can We Achieve This Goal

Top VIP Members

Fee

RMB per person annually

Members Entitlement

The members at this level can take part in national entrepreneurs forum or courses per year for free without time limits

To have the most updated info, both international and domestic, as well as top tier professionals' timely analysis

To read the members' platform information at any time and join in the online communication

The members have two chances to go to the US to have offline communication and investigation activity

The members have various chances to tour different enterprises

Customized one time private luxury travel every year

Have a chance to communicate individually with a top American celebrity

Value added service

To establish high level members club

To provide overseas study consultation and service for free

To provide cross border talent recommendation for free

To provide cross border financing chance for free

To assist conducting visa relevant services for free and with assistance accompanying all the time

Professional Diversity Network

   Lead Generation through Live Courses         Transferred Members Introduction  Agency Development  Members Acquisition Model

   Introduction of China and US Joint Education Alliance  With the support of the International Women Association, China and US Education Alliance in possession of American high-qualified education resources. The Chinese enterprises alliance and other platforms provide all over international education housekeeper services for children of high-end Chinese elites. The league also participates actively in the international communication cooperation in China and the US and provides service for students in Chinese and American schools when they need to take entrance examination, as well as providing multicultural foreign service.

Market Perspective

- Market grows steadily
- With worldwide development rocketing in the overseas study industry, the number of students who study overseas keeps increasing. During 2008—2010, the number of overseas students has increased over 20% compared with the amount in the same period. After this huge increase, there has been a slow increase in overseas students but with steady growth. In 2014, the number of overseas students was 450,980, which is an increase of 11.1% compared to the number for the same period. During the past ten years, the number of overseas students has doubled in China. With more overseas students and steady growth, China has become the largest country for overseas students.
- The scale of China's overseas study market has reached RMB240,000,000,000 in 2015 and most of these expense were foreign consumption according to statistics in the *Overseas Study Industry Development Perspective and Investment Prediction Analysis Report* issued by a forward-looking industry research institute. In 2015, China's overseas study industry scale reached approximately RMB360,000,000,000 and overseas study language training amounted for RMB310,000,000,00 among it while cross border agency service profit was about RMB50,000,000,000.

Professional Diversity Network

   US High Schools Overseas Study Market Analysis  The students who go overseas to study are getting younger and younger, which has become a trend and they are the center of promotion of present overseas study agency.  US high schools agencies have become a quite competitive market  There are over 30-40 US high schools agencies in the Chinese marketThere are 10 agency organizations that possess over 100 US high schools agencyThere are 3 agency that have over 200 US high schools Every medium and small agency has their features respectively (e.g., location, school type, after-service, etc.)  Overseas study agencies and international high schools are competing for students resources  To promote their language and background before overseas study  Foreign Service industry is about to become the hot spot in the market after overseas study.

       Lack of homestay resources  An Increase of students and a shortage of homestay resources that would prevent immediately changes to the homestay once it has problem    Graduation Service  We provide visa, internship, job searching, immigration, family investment and other service        Overseas study agencies don’t provide after-class management services   After class tutoring, language training and exam guidance, entrance guidance and psychological guidance      Existing Problems in US High Schools Overseas Study Market    Parents of young student would be worried about their children   Chinese students lack of self-care ability and parents are worried whether they can tackle the problems they may meet

   Business Model  To shape IPDN International Education as a platform gathering qualified high schools in the US and rich foreign services that can directly find suitable American high schools for students by connecting with national high schools, overseas study agencies, and personal agencies. And this platform can realize your online application and it can settle with all foreign service.

   With many American high schools direct international recruitment proxy  We have professional education teams with rich experience   High efficient overseas service team  We can arrange American high school membership exclusive interview meeting; students can have immediate admission; and they can have a chance to communicate face-to-face with the principal  To provide free consulting, educational planning, student orientation and other services for members  To provide students with household arrangement, students’dormitory service, pick-up service, tax consulting service, law consultation service, visa service, immigration service, etc.   Student overseas study, internship after graduation, job recommendation, position assessment, investment and property investment, etc.    1    2    3    4   Plenty of overseas resources and various international education product line  Core Competitiveness

     According to the development direction of the overseas study market and its needs, we can build up following international education service products:    By utilizing faculty resources of American high schools and cooperating with national primary and junior high schools to launch international courses project  American high school online courses        To wrap own products by cooperating with language organizations, travel study organizations and background improvement products service organizations  Service before overseas study        Overseas homestay, students’ apartment, language test training, internship, visa and job arrangement, etc.  Foreign service        International Education Service Product    To contact higher quality American high schools and enrich our own school resources by cooperating with existing American high school agencies.  American high school resources

             Platform Members  As members of IPDN platform, you can enjoy comprehensive customized international education service      Non-Members  After paying the service fee, you can enjoy comprehensive customized international education service    National Junior High Schools  Provide cooperating high school students with direct entrance to American high schools and whole package national and foreign service      Overseas study agencies and proxy        K12 Training  To develop students recruitment proxy                Our Clients in 5 types    By utilizing foreign resources to establish foreign service products that are lacking in the market. To cooperate with various national overseas study agencies and other American high schools agencies

   Profit Resource  PROFIT RESOURCE  Membership Charges  American high schools’ commission  Non-members service fee   Service suppliers on early stage Fee apportion  Overseas study agency Foreign service proxy fee  Foreign service fee  Cooperation in running school(long term)  Online American high schools (long-term)

 PDN USA OVERVIEW

 PDN OVERVIEW  Professional Diversity Network Inc. (IPDN)Holding company with three business departments  Noble Voice is a value-added lead generation system that also supports PDN’s Recruitment Business.  PDN provides an online recruitment platform that harnesses the natural engagement of affinity networking, addresses the highly fragmented diversity recruitment market and services companies with OFCCP Compliance obligations.  NAPW Operates The Nation’s Largest Network Dedicated To Connecting Professional Women And Providing The Tools For Them To Advance Their Careers and Businesses

   Over 50 Diversity Organizations, Not-for-profit and Media Partners  Strategic Partnership

 Diversified US Market AMERICA  A changeable situation in allocating human resources  According to the US general survey,83% manpower growth will be from the new migrants and their children in US after the year of 2050.   2012  2050

 2016  In 000s  684 K NEW REGISTERED USERS Q4 2015  The growth performance on PDN registered users

 NATIONAL ASSOCIATIONOF PROFESSIONAL WOMEN  45% ARE MANAGERS OR EXECUTIVES  75% ARE HOMEOWNERS

 NAPW IN REVIEW: 2016  OVER 7NETWORKING EVENTS  OVER 2,000Attendees per NATIONAL NETWORKING SUMMITS

 NAPW

NAPW **REVENUE TRENDS** BY SOURCE

New Memberships

- Trends Impacted By Reduced Lead Spend, Size of Membership Coordinator Team.
- Steps Being Taken to Optimize Lead Spend and Membership Coordinator Performance To Improve Variable Contribution
- Opportunities to Expand Efforts Through Member to Member Initiatives, Networking Event Membership Drives, 'Work From Home' Model In Other States, Segmentation Initiatives, Potential For eCommerce Offering



Renewals

- Strong Recurring Revenue Stream
- Opportunities to Improve Renewal Rate Through Enhanced Member Engagement Initiatives, Gamification, Expanded On Boarding Efforts, Revised Product Offerings Based on Recent Market Study, Networking Event Cadence and Location, Branding and Marketing Efforts



Additional Product Sales

- Trends Impacted By New Membership Trends and CRM Implementation Challenges
- Opportunities to Drive Additional Revenue Through Customization of CRM, Expansion of Sales Team, New Product/Partnership Offerings

GROWTH STRATEGY

Professional Diversity Network

NOBLE voice

NAPW
ASPIRE. CONNECT. ACHIEVE.

PDN Expand Subscription Based Service

Expansion Of Licenses Deployed

Grow Services Within Existing Licenses

Increase Recruiter License Awareness

NOBLE VOICE Expand Capacity

To Capitalize on Market Opportunities

Accelerate New Job Seeker Consultations

50% Increase In Career Counselors In 2016

Leverage Scale To Increase Profitability

NAPW Grow Membership Base in Key DMAs

Build Sales Team; Employ New Acquisition Strategies

Drive Retention

Member Engagement Initiatives (Gamification), Optimize Product Offerings Based on Market Research, Targeted Networking Events, Partnerships

Build Data Driven Engagement "Ecosystem"

Seamless Digital and F2F Engagement and Interaction, Robust Content, Leveled Learning

Professional Diversity Network

   SUMMARY CAPITALIZATION TABLE    SharesOutstanding  %  Common Stock  1,808,628  75.32%  Equity Awards1  72,866  3.03%  Warrants2  514,064   21.41%  Unvested Restricted Stock  5,556  0.23%  Fully Diluted Shares Outstanding  2,401,114  100%  Data As of September 30, 2016  1 weighted average exercise price: $12.692 weighted average exercise price: $12.09

   STATEMENT OF OPERATIONS    Nine Months Ended September 30,    Change  Change  In 000’s  2016  2015  $  %  Revenues          Membership fees and related services  13,048  18,885  (5,838)  -31%  Lead generation revenues  4,490  7,853  (3,363)  -43%  Recruitment services  2,296  2,433  (137)  -6%  Consumer advertising and marketing  177  209  (32)  -15%  Product sales and other revenue  544  631  (87)  -14%  Total Revenue  20,554  30,012  (9,458)  -32%  Costs and expenses:          Cost of revenues  2,434  4,648  (2,214)  -48%  Sales and marketing  10,314  17,227  (6,912)  -40%  General and administrative  9,428  11,594  (2,165)  -19%  Impairment expense    26,744  (26,744)  -100%  Depreciation and amortization  2,498  2,731  (233)  -9%  Gain on sale of property and equipment    33  (33)  -100%  Total Cost and Expense  24,674  62,976  (38,302)  -61%  Other income (expense), net  (216)  (59)  (157)  268%  Change in fair value of warrant liability  (401)  94  (495)  -528%  Income tax expense (benefit)  (1,218)  1,509  (2,727)  -181%  Net Loss  (3,519)  (34,438)  30,919  -90%

   RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA  The Table Above Presents Adjusted EBITDA (A Non-GAAP Financial Metric) And Provides A Reconciliation Of Adjusted EBITDA To The Directly Comparable GAAP Measure Reported In The Company’s Consolidated Financial Statements    Nine Months Ended September 30, 2016    In 000s  2016  2015  Net Loss  (3,519)  (34,438)  Stock-based comp  218  351  Impairment Expense    26,744  Litigation Settlement  500    Gain on lease cancellation  (424)    Dep'n & Amort  2,498  2,731  Change in FV of Warrant Liab  401  (94)  Interest Expense  217  84  Interest & Other Income  (1)  (26)  Income Tax Expense  (1,218)  1,509  ADJUSTED EBITDA  (1,328)  (3,138)

   BALANCE SHEET  Other current assets include Incremental direct costs, prepaid license fee, and other prepaid expenses.Other assets include goodwill and intangible assets net of accumulated amortization, merchant reserve, security deposits and other misc. assets.Source: PDN  In 000s  As of 30-September-16  As of 31-Dec-15  ASSETS  $ 36,454  $41,428  Current Assets  $3,133  $6,629   Cash and Short – Term Investments  516  2,571   Account Receivables  1,839  2,511   Other Current Assets (1)  777  1,547  Fixed Assets  $314  $444  Other Assets (2)  $33,008  $34,354  Liabilities and Equity  $36,454  $41,428  Liabilities  $16,468  $18,783   Current Liabilities  11,674  15,828   Long-Term Liabilities (deferred taxes and rent)  4,794  5,415  Equity  $20,903  $21,242   Common Stock  18  18   Paid in Capital  64,956  63,554   Accumulated Deficit   (46,869)  (43,350)   Treasury Stock  (37)  (37)

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FOR FURTHER INFORMATION

James Kirsch
Executive Chairman of the Board
(312) 614-0921

Chris Wesser
Executive Vice President & Secretary
(516) 659-8560

Professional Diversity Network